Exhibit 99.1

Beeline Reports 127% Revenue Growth and Improved Loan Economics

Revenue growth expected to accelerate in 2026

Management to host conference call today at 5 p.m. ET to review results and discuss outlook

Providence, Rhode Island – March 30, 2026 – Beeline Holdings, Inc. (Nasdaq: BLNE), the emerging digital mortgage lender and fractional equity platform, today announces financial results for the fourth quarter ended December 31, 2025.

Q4 2025 Financial Highlights

●	Net revenue of $2.5 million, up 127% year-over-year and 8.3% sequentially
●	Q4 2025 origination volume of $84.7 million, up 44% year-over-year
●	Operating expenses increased, primarily reflecting $4.2 million in non-cash stock-based compensation; excluding this, operating expenses increased 19% on 127% revenue growth [1]
●	Launched BeelineEquity platform and closed initial transactions recorded on the Blockchain in the fourth quarter with a growing pipeline entering 2026
●	Ended 2025 with no corporate debt, strengthening the balance sheet
●	Continued improvement in loan economics, including a 31% increase in average revenue per loan and an 18% decrease in average cost per loan, with the trend continuing into January of 2026

Management Commentary:

“In 2025, we became a public company, strengthened our balance sheet by eliminating debt, and built our technology stack,” commented Nick Liuzza, Co-Founder and Chief Executive Officer of Beeline. “With this platform now firmly in place, we are poised for accelerated growth while continuing to improve loan-level economics. Higher average revenue per loan and lower expenses per loan are supporting our progress towards cash flow break-even. Operationally, we are carefully managing expenses and believe we have built a platform that can scale significantly without meaningful incremental costs.”

“We are now positioned at the intersection of three large and growing markets: digital mortgage origination, AI-driven financial infrastructure, and fractionalized real estate ownership,” continued Liuzza. “We are driving improvements in originations, closings, and revenue per loan, while simultaneously improving efficiency, scaling the business with modest increases in headcount to position us for future profitability. We have a clear and increasingly diversified pathway to achieving a $100 million run rate over the next couple of years.”

Liuzza concluded, “Our recently launched BeelineEquity offering, a differentiated solution to tap into the $4 trillion in illiquid home equity, creates an additional, fee-based product tied to home equity. Along with continued momentum in our core lending platform, this gives us greater confidence in our growth and margin trajectory as we move through the year.”

Conference Call

Beeline will host a conference call to discuss its fourth quarter 2025 results on Monday, March 30, 2026 at 5 p.m. ET.

The call will be led by Nick Liuzza, Chief Executive Officer, Jess Kennedy, Chief Operating Officer and Chris Moe, Chief Financial Officer.

Participants may join via webcast or by phone using the details below:

●	U.S. Dial In (toll free): 877-317-6789

●	International Dial In: 412-317-6789

●	Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=diNswjk3

1 Excluding non-cash stock-based compensation is a non-GAAP financial measure. See reconciliation below.

Use of Non-GAAP Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Beeline nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

 Our management uses and relies on Adjusted EBITDA, a non-GAAP financial measure, to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below. We also review our operating metrics without including stock-based compensation, which is another non-GAAP financial measure.

 We have included a reconciliation of our non-GAAP financial measure to the most comparable GAAP financial measure. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between Beeline and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each.

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items.

The following table presents a reconciliation of net loss to Adjusted EBITDA (unaudited):

(Dollars in thousands)	Three Months Ended December 31,
	2025	2024
Net loss	$(8,352)	$(9,059)
Interest expense	(79)	1,271
Depreciation and amortization	829	758
Stock-based compensation expense	4,240	233
Gain on extinguishment of debt	-	(591)
Gain on troubled debt restructuring	-	(4,483)
Net income (loss) from discontinued operations	(4)	8,690
Adjusted EBITDA	$(3,366)	$(3,181)

The following table presents a reconciliation of total operating expenses excluding non-cash stock-based compensation (unaudited):

	Three Months Ended December 31,
(Dollars in thousands)	2025	2024
Total operating expenses	$10,554	$5,195
Stock-based compensation expense	(4,240)	(233)
Total operating expenses excluding stock-based compensation	$6,314	$4,962

About Beeline Holdings, Inc.

Beeline is a next-generation mortgage and home equity service company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home — or unlocking its value — faster, fairer, and more transparent.

For more, visit www.makeabeeline.com.

 Forward-Looking Statements

 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding plans and expectations with respect to our forecasted revenues, operations, technology, growth prospects, decreases in our cash burn, growth prospects for the Company’s BeelineEquity product and trends in loan economics generally. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, our ability to continue as a going concern and the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the potential impact from the conflict with Iran including inflation and the risk of higher interest rates; the risks of a recession in the U.S. arising from tariffs and related litigation; our reliance on certain third parties, our ability to protect, maintain and improve upon our technology infrastructure and the risk that software and technology infrastructure on which we depend fail to perform as designed or intended; risks inherent in the regulatory and competitive industry in which we operate; changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry; geopolitical conflicts and wars in Ukraine, Latin America and the Middle East; our ability to develop and maintain our brand cost-effectively, and the Risk Factors contained in the Company’s Prospectus Supplement dated March 10, 2026 and Form 10-K we expect to file on March 31, 2026. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

investors@makeabeeline.com

Media Contact:

press@makeabeeline.com